                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Peter A. Wuffli, Robert B. Mills, Robert C. Dinerstein and Regina Dolan, and each of them, each with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements on Form F-3 and any and all amendments thereto, including any and all amendments to the registration statement on Form F-3 (Registration number 333-64844) and the registration statement on Form F-3 (Registration number 333-46930), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of (i) any type of debt securities, including without limitation, equity-linked notes and credit-linked notes, (ii) warrants entitling their holders to purchase debt securities of UBS, or to purchase or sell, or whose cash value is determined by reference to the: performance, level or value of, one or more of securities of one or more issuers other than UBS AG; one or more currencies; one or more commodities; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and one or more indices or baskets of the warrant items described above, and (iii) noncumulative trust preferred securities issued by one or more newly formed business trusts, noncumulative company preferred securities issued by one or more newly formed Delaware limited liability companies (with a separate Delaware limited liability company corresponding to each such Delaware business trust) and subordinated guarantees of UBS AG with respect to each such noncumulative company preferred securities, having an aggregate initial offering price not greater than US$4,000,000,000, to be issued thereunder from time to time, to sign any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act and any amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 10th, 11th and 12th day of December 2002.

       Name                                                             Title                               Date
       ----                                                             -----                               ----
/s/ Peter A. Wuffli                                               President of Group                  December 11, 2002
----------------------------------                                Executive Board
        Peter A. Wuffli                                           (principal executive
                                                                      officer)


/s/ Hugo Schaub                                                     Group Controller                   December 12, 2002
----------------------------------                               (principal accounting
         Hugo Schaub                                              officer and principal
                                                                    financial officer)


/s/ Marcel Ospel                                                      Chairman and                     December 10, 2002
----------------------------------                                Member of Board of
        Marcel Ospel                                                   Directors


/s/ Alberto Togni                                                  Vice Chairman and                   December 10, 2002
----------------------------------                                Member of Board of
        Alberto Togni                                                 Directors


/s/ Johannes A. de Gier                                            Vice Chairman and                   December 11, 2002
----------------------------------                               Member of Board of
        Johannes A. de Gier                                         Directors


/s/ Peter Bockli                                                   Vice Chairman and                   December 10, 2002
----------------------------------                                Member of Board of
         Peter Bockli                                                  Directors


/s/ Ernesto Bertarelli                                             Member of Board of                  December 10, 2002
----------------------------------                                     Directors
        Ernesto Bertarelli

/s/ Sir Peter Davis                                               Member of Board of                   December 11, 2002
----------------------------------                                    Directors
        Sir Peter Davis

/s/ Rolf A. Meyer                                                  Member of Board of                  December 11, 2002
---------------------------------                                     Directors
        Rolf A. Meyer

/s/ Hans Peter Ming                                                Member of Board of                  December 11, 2002
----------------------------------                                     Directors
       Hans Peter Ming

/s/ Lawrence A. Weinbach                                           Member of Board of                  December 11, 2002
----------------------------------                                     Directors
       Lawrence A. Weinbach



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